SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  May 20, 1997
                        (Date of earliest event reported)


                       NEW ENGLAND COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-14550                                         06-1116165
  (Commission File Number)                     (IRS Employer Identification No.)


        Post Office Box 130, Old Windsor Mall, Windsor, Connecticut 06095
                    (Address of principal executive offices)

                                 (860) 610-3600
              (Registrant's telephone number, including area code)

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Form 8-K, Current Report
New England Community Bancorp, Inc.
Commission File No. 0-14550

     Item 5. Other Events.

        a.)  Annual Meeting of Shareholders

     The Annual Meeting of Stockholders of New England Community Bancorp, Inc. was held on Tuesday, May 20, 1997. Stockholders voted on and approved each of the following proposals:

     1. To elect the following ten (10) individuals to the Company's Board of Directors until the next Annual Meeting and the election and qualification of their successors:

                                       Number of             Number of Shares
      Individual                       Shares For          Withholding Authority
      ----------                       ----------          ---------------------
      Tadeus J. Buczkowski             2,698,658                   7,677
      John C. Carmon                   2,699,305                   7,030
      Gary J. DeNino                   2,699,305                   7,030
      Frank A. Falvo                   2,699,305                   7,030
      Dominic J. Ferraina              2,699,257                   7,078
      Charles D. Gersten               2,698,505                   7,830
      John R. Harvey                   2,699,305                   7,030
      David A. Lentini                 2,698,675                   7,660
      Angelina J. McGillivray          2,698,355                   7,980
      Edward J. Szewczyk               2,699,305                   7,030

     2. To ratify the resolution adopted by the Board of Directors appointing the independent public accounting firm of Shatswell, MacLeod & Company, P.C. as independent auditors of the Company for the fiscal year ending December 31, 1997.

      For Approval                 Against Approval                Abstain
       2,695,841                       1,057                        9,437

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                                            New England Community Bancorp, Inc.

Date:  May 22, 1997                     By: /s/ Anson C. Hall
                                           ------------------------------------
                                            Anson C. Hall
                                            Vice President and Treasurer